EXHIBIT 23.1

[kpmg LOGO]
          KPMG, LLP                               Telephone (514) 840-2100
          Chartered Accountants                   Telefax   (514) 840-2187
          2000 McGill College Avenue              www.kpmg.ca
          Suite 1900
          Montreal (Quebec)  H3A 3H8



The Board of Directors
NYMOX PHARMACEUTICAL CORPORATION
9900 Cavendish Blvd.
Suite 306
Saint-Laurent QC  H4M 2V2



We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.





/s/ KPMG, LLP
------------
KPMG, LLP
Chartered Accountants


Montreal, Canada
May 8, 2001